Exhibit 23.1


                         Consent of Independent Auditors

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (the "Registration Statement") (Form S-8 Registration No. 333-33830) of our report dated September 8, 1999 (except Note 15, as to which the date is September 27,
1999) with respect to the consolidated financial statements and schedule of The Hain Food Group, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Melville, New York
June 2, 2000